UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10352 (Commission File Number)	59-2758596 (I.R.S. Employer Identification No.)

4 Liberty Square Fourth Floor Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 12, 2013, Columbia Laboratories, Inc. (the “Company”) issued a press release entitled “Columbia Laboratories Acquires Molecular Profiles Ltd., a U.K.-Based Provider of Pharmaceutical Formulation Development and Manufacturing Services”, announcing the closing of the Company’s acquisition of Molecular Profiles Limited. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company is also furnishing slides that accompany an investor presentation that the Company hosted on Thursday, September 12, 2013, at 8:30 a.m. Eastern Time. The investor presentation is furnished and attached as Exhibit 99.2 hereto and is incorporated herein by reference. To access the webcast of the call, go to www.columbialabs.com

Without limiting the generality of the foregoing, the “Forward-Looking Statements” disclosure contained in both the press release and the investor presentation is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 12, 2013, entitled “Columbia Laboratories Acquires Molecular Profiles Ltd., a U.K.-Based Provider of Pharmaceutical Formulation Development and Manufacturing Services.”

99.2	Investor Presentation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

By:	/s/ Jonathan Lloyd Jones
Name:	Jonathan Lloyd Jones
Title:	Vice President & Chief Financial Officer

Date: September 12, 2013